EXHIBIT 10.30

SUBLEASE

1.

PARTIES.

This Sublease is made this 8th day of December, 2008, by and between TSO Armor and Training, Inc., (“Sublessee”) and Tactical Solution Partners, Inc. (now known as Brekford International Corp.), with a principal place of business at 7020 Dorsey Road, Building C, Hanover, Maryland 21076 (“Sublessor”).

2.

MASTER LEASE.

Sublessor is the lessee under a written lease dated February 13, 2006 and Amendment dated March 19, 2008, between Greenbrier Point Partners, L.P., 1206 Laskin Road, Suite 150, Virginia Beach, Virginia 23451 (“Master Lessor”). Master Lessor leased to Sublessor the real property located in the city of Chesapeake, Virginia, described as the premises known as One Greenbrier Point at 1403 Greenbrier Parkway, Suite 430, in Chesapeake, Virginia (“Master Premises”). Said lease and amendment are herein collectively referred to as the “Master Lease” and are attached hereto as Exhibit “A”

3.

PREMISES.

Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease, the Master Premises (“Premises”) consisting of 1,926 rentable square feet, premises presently occupied and leased by Sublessor from the Master Lessor of said Master Lease.

4.

WARRANTY BY SUBLESSOR.

Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.

TERM.

The Term of this Sublease and Sublessee’s obligation to pay rent shall commence on December 1, 2008 (hereinafter referred to as “Commencement Date”), provided the written approval of Master Lessor has been obtained and delivered, and end on March 31, 2011 (“Termination Date”), unless otherwise modified or terminated as provided herein.

6.

RENT.

Minimum Rent. Commencing on the Commencement Date, Sublessee agrees to pay minimum monthly rental for the Premises in the amounts set forth below. The minimum monthly rental is to be paid in advance on the first day of each month without notice, demand, deduction, diminution, or set-off to Master Lessor.

For the period from December 1, 2008, through March 31, 2009, the rental due shall be Three Thousand Ninety-one and 16/100 Dollars ($3,091.16) per month; and

For the period from April 1, 2009, through March 31, 2010, the rental due shall be Three Thousand Two Hundred Nineteen and 62/100 Dollars ($3,219.62) per month; and,

For the period from April 1, 2010 through March 31, 2011, the rental due shall be Three Thousand Three hundred Fifty-three and 22/100 Dollars ($3,353.22) per month.

7.

USE OF PREMISES

The Premises shall be used and occupied exclusively by Sublessee in accordance with Master Lease terms and Conditions.

8.

ASSIGNMENT AND SUBLETTING.

Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor and Master Lessor.

9.

OTHER PROVISIONS OF SUBLEASE.

All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor, the lessor thereunder, Sublessee, the lessee thereunder, and the Premises, the Master Premises. Sublessee assumes and agrees to perform the lessee’s obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublesee; however, Sublessor shall not be liable to Sublessee for the failure of the Lessor to perform any such obligation thereunder. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

10.

ATTORNEY FEES.

If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney’s fees, including allocable costs of in-house counsel.

11.

AGENCY DISCLOSURE.

Sublessor and Sublessee each warrant that they have dealt with no other real estate broker than Davenport Group Real Estate, Inc., in connection with this transaction.

12.

SUBLESSEE’S INSURANCE.

Sublessee shall provide and keep in force at all times during the term hereof, at its sole expense, policies of insurance consistent with the Master Lease. Sublessee shall, in connection with the operation of its business, comply with the applicable workers’ compensation laws and protect Sublessor and Master Lessor against any liability under such laws. Upon request, Sublessee agrees to deliver certificates of such insurance to Sublessor and Master Lessor within thirty (30) days after commencing its occupancy.

13.

ASSIGNMENT AND SUBLETTING FEES.

Any fees and or legal cost arising out of the Master Lease and due to the Master Lessor of said Lease and or any other third party will be on account of the Sublessee.

14.

NOTICE.

All notices and demands which may or are to be required or permitted to be given by either party or the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United Sates Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor:

Tactical Solution Partners, Inc.

c/o Brekford International Corp.

7020 Dorsey Road, Building C

Hanover, Maryland 21076

To Sublessee:

TSO Armor and Training, Inc.

1403 Greenbrier Parkway, Suite 430

Chesapeake, VA 23320

15

CONSENT BY LESSOR.

This Sublease shall be of no force or effect unless consented to by Master Lessor.

16.

TENANT IMPROVEMENTS.

Sublessee shall take the premises in “as is” condition

17.

ENTIRE AGREEMENT.

This Sublease contains the entire agreement between all parties hereto and shall not be changed or modified in any manner except by an instrument in writing executed by the parties hereto.

Sublessee:		Sublessor:

TSO Armor and Training, Inc.		Tactical Solution Partners, Inc./ Brekford International Corp
Signature:		Signature:

Name:	David A. Tezza	Name:	Chandra (C.B.) Brechin

Title:	President	Title:	CEO

Date:	December 8, 2008	Date:	December 8, 2008